              ARTICLES OF AMENDMENT AND RESTATEMENT

                               OF

                 ALLIANCE NEW EUROPE FUND, INC.

         Alliance New Europe Fund, Inc., a Maryland

corporation having its principal office in Baltimore City

(hereinafter called the "Corporation"), hereby certifies

that:

     I.  The charter of the Corporation is hereby amended

         (a)  by striking out Article FIFTH of the articles

of incorporation and inserting in lieu thereof the

following:

              "FIFTH:   (1) The total number of shares
         of capital stock which the Corporation shall have authority to issue is One Hundred Million
         (100,000,000), all of which shall be Common
         Stock having a par value of one cent ($.01) per share and an aggregate par value of One
         Million Dollars ($1,000,000). Until such time as the Board of Directors shall provide otherwise in accordance with paragraph (a)(vi) of Article SEVENTH hereof, Fifty Million
         (50,000,000) of the authorized shares of Common Stock of the Corporation are designated as Class A Common Stock and Fifty Million
         (50,000,000) of such shares are designated as Class B Common Stock. Each share of Common
         Stock previously issued and outstanding on the date that these amendments become effective shall be changed into a share of Class A
         Common Stock.

                        "(2)  As more fully set forth
         hereafter, the assets and liabilities and the income and expenses of each class of the Corporation's stock may be determined separately and, accordingly, the net asset value, the dividends payable to holders, and the amounts distributable in the event of dissolution of the Corporation to holders of shares of the Corporation's stock may vary



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         from class to class.  Except for these
         differences and certain other differences hereafter set forth, each class of the Corporation's stock shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of and rights to require redemption.

                        "(3)  All consideration
         received by the Corporation for the issue or sale of shares of a class of the Corporation's stock, together with all funds derived from any investment and reinvestment thereof and, in the case of Class A Common Stock, all assets attributable to shares of Class A
         Common Stock into which shares of Class B
         Common Stock have been converted, shall
         irrevocably belong to that class for all purposes, subject only to the automatic conversion of Class B Common Stock into Class
         A Common Stock and the rights of creditors, and shall be so recorded upon the books of account of the Corporation. Such consideration and assets attributable to shares that have been converted as well as any funds derived from any investment and reinvestment are herein referred to as "assets belonging to" that class. The assets belonging to the Class A Common Stock and the assets belonging to the Class B Common Stock shall be invested in the same investment portfolio of the Corporation. Income or gain from investments by the Fund and general expenses and liabilities of the Fund will be allocated to each class based on the net asset value of each class.

                        "(4)  The assets belonging to a
         class of the Corporation's stock shall be charged with the liabilities of the Corporation with respect to that class and with that class' share of the liabilities of the Corporation not attributable to any particular class, in the latter case in the proportion that the net asset value of that class (determined without regard to such liabilities) bears to the net asset value of all classes of the Corporation's stock
         (determined without regard to such


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

         liabilities). The determination of the Board of Directors shall be conclusive as to the allocation of liabilities, including accrued expenses and reserves, and assets to a particular class or classes.

                        "(5)  Shares of each class of
         stock shall be entitled to such dividends or distributions, in stock or in cash or both, as may be declared from time to time by the Board of Directors with respect to such class.
         Dividends or distributions shall be paid on shares of a class of stock only out of the assets belonging to that class. Specifically, and without limiting the generality of the foregoing, the dividends and distributions of investment income and capital gains with respect to the Class A Common Stock may vary from dividends and distributions of investment income and capital gains with respect to the Class B Common Stock to reflect differing allocations of expenses of the Corporation between the holders of the Class A Common
         Stock and the holders of the Class B Common
         Stock and any resultant differences between the net asset value of the Class A Common
         Stock and the net asset value of the Class B
         Common Stock, to such extent and for such purposes as the Board of Directors may deem appropriate. The Board of Directors may provide that dividends shall be payable only with respect to those shares of stock that have been held of record continuously by the stockholder for a specified period, not to exceed 72 hours, prior to the record date of the dividend.

                        "(6)  On each matter submitted
         to a vote of the stockholders, each holder of stock shall be entitled to one vote for each share standing in his name on the books of the Corporation. All holders of shares of stock shall vote as a single class except with respect to any matter which affects only one or more classes of stock, in which case only the holders of shares of the classes affected shall be entitled to vote. The holders of the Class A Common Stock shall have (i) exclusive voting rights with respect to provisions of any distribution plan adopted by the Corporation pursuant to Rule 12b-1 under the


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

         Investment Company Act of 1940 (a "Plan") applicable to the Class A Common stock and
         (ii) no voting rights with respect to
         provisions of any Plan applicable to the Class B Common Stock. The holders of the
         Class B Common Stock shall have (i) exclusive voting rights with respect to provisions of any Plan applicable to the Class B Common
         Stock and (ii) no voting rights with respect to provisions of any Plan applicable to the Class A Common Stock.

                        "(7)  In the event of the
         liquidation or dissolution of the Corporation, the stockholders of a class of the Corporation's stock shall be entitled to receive, as a class, out of the assets of the Corporation available for distribution to stockholders, the assets belonging to that class less the liabilities allocated to that class. The assets so distributable to the stockholders of a class shall be distributed among such stockholders in proportion to the number of shares of that class held by them and recorded on the books of the Corporation.
         In the event that there are any assets
         available for distribution that are not
         attributable to any particular class of stock, such assets shall be allocated to all classes in proportion to the net asset value of the respective classes.

                        "(8)(a)  Each holder of stock
         may require the Corporation to redeem all or any part of the stock owned by that holder, upon request to the Corporation or its designated agent, at the net asset value of the shares of stock next determined following receipt of the request in a form approved by the Corporation and accompanied by surrender of the certificate or certificates for the shares, if any, less the amount of any applicable redemption charge or deferred sales charge imposed by the Board of Directors (to the extent consistent with applicable law).
         The Board of Directors may establish
         procedures for redemption of stock. The right of a holder of stock redeemed by the Corporation to receive dividends thereon and all other rights with respect to the shares shall terminate at the time as of which the redemption price has been determined, except the right to receive the redemption price and any dividend or distribution to which that holder had become entitled as the record stockholder on the record date for that dividend.

                           "(b)  The proceeds of the
         redemption of a share of the Class B Common
         Stock (including a fractional share) shall be reduced by the amount of any applicable contingent deferred sales charge payable on such redemption.

                           "(c)(i)  The term "Minimum
         Amount" when used herein shall mean Two
         Hundred Dollars ($200) unless otherwise fixed by the Board of Directors from time to time, provided that the Minimum Amount may not in any event exceed Twenty-Five Thousand Dollars
         ($25,000).  The Board of Directors may
         establish differing Minimum Amounts for
         categories of holders of stock based on such criteria as the Board of Directors may deem appropriate.

                              "(ii)  If the net asset
         value of the shares of a class of stock held by a stockholder shall be less than the Minimum Amount then in effect with respect to the category of holders in which the stockholder is included, the Corporation may redeem all of those shares, upon notice given to the holder in accordance with paragraph
         (iii) of this subsection (c), to the extent that the Corporation may lawfully effect such redemption under the laws of the State of Maryland.

                              "(iii)  The notice
         referred to in paragraph (ii) of this
         subsection (c) shall be in writing personally delivered or deposited in the mail, at least thirty days (or such other number of days as may be specified from time to time by the Board of Directors) prior to such redemption.
         If mailed, the notice shall be addressed to the stockholder at his post office address as shown on the books of the Corporation, and sent by first class mail, postage prepaid.
         The price for shares acquired by the


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

         Corporation pursuant to this subsection (c) shall be an amount equal to the net asset value of such shares.

                           "(d)  Payment by the
         Corporation for shares of stock of the
         Corporation surrendered to it for redemption shall be made by the Corporation within seven days of such surrender out of the funds legally available therefor, provided that the Corporation may suspend the right of the stockholders to redeem shares of stock and may postpone the right of those holders to receive payment for any shares when permitted as required to do so by applicable statutes or regulations. Payment of the aggregate price of shares surrendered for redemption may be made in cash or, at the option of the Corporation, wholly or partly in such portfolio securities of the Corporation as the Corporation shall select.

                        "(9)(a)  Each share of the
         Class B Common Stock, other than a share purchased through the automatic reinvestment of a dividend or a distribution with respect to the Class B Common Stock, shall be converted automatically, and without any action or choice on the part of the holder thereof, into shares of the Class A Common
         Stock on the date that is the first
         Corporation business day in the month
         following the month in which the eighth
         anniversary date of the date of issuance of the share falls (the "Conversion Date").

                           "(b)  Each share of Class B
         Common Stock purchased through the automatic reinvestment of a dividend or a distribution with respect to the Class B Common Stock shall be segregated in a separate sub-account on the stock records of the Corporation for each of the holders of record thereof. On any Conversion Date, a number of the shares held in the sub-account of the holder of record of the share or shares being converted, calculated in accordance with the next following sentence, shall be converted automatically, and without any action or choice on the part of the holder, into shares of the Class A Common Stock. The number of


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

         shares in the holder's sub-account so
         converted shall bear the same relation to the total number of shares maintained in the sub-account on the Conversion Date (immediately prior to conversion) as the number of shares of the holder converted on the Conversion Date pursuant to paragraph (9)(a) hereof bears to the total number of shares of the Class B
         Common Stock of the holder on the Conversion
         Date (immediately prior to conversion) not purchased through the automatic reinvestment of dividends or distributions with respect to the Class B Common Stock.

                           "(c)  The number of shares
         of the Class A Common Stock into which a share of the Class B Common Stock is converted pursuant to paragraph (9)(a) and (9)(b) hereof shall equal the number (including for this purpose fractions of a share) obtained by dividing the net asset value per share of the Class B Common Stock for purposes of sales and redemptions thereof on the Conversion Date by the net asset value per share of the Class A
         Common Stock for purposes of sales and
         redemptions thereof on the Conversion Date.

                           "(d)  On the Conversion
         Date, the shares of the Class B Common Stock converted into shares of the Class A Common
         Stock will cease to accrue dividends and will no longer be deemed outstanding and the rights of the holders thereof (except the right to receive the number of shares of Class A Common
         Stock into which the shares of Class B Common
         Stock have been converted and declared but unpaid dividends to the Conversion Date) will cease. Certificates resulting from the conversion need not be issued until certificates representing shares of the
         Class A Common Stock converted, if issued, have been received by the Corporation or its agent duly endorsed for transfer.

                        "(10)  For the purpose of
         allowing the net asset value per share of a class of the Corporation's stock to remain constant, the Corporation shall be entitled to declare and pay and/or credit as dividends daily the net income (which may include or give effect to realized and unrealized gains


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

         and losses, as determined in accordance with the Corporation's accounting and portfolio valuation policies) of the Corporation attributable to the assets belonging to that class. If the amount so determined for any day is negative, the Corporation shall be entitled, without the payment of monetary compensation but in consideration of the interest of the Corporation and its stockholders in maintaining a constant net asset value per share of that class, to redeem pro rata from all the holders of record of shares of that class at the time of such redemption (in proportion to their respective holdings thereof) sufficient outstanding shares of that class, or fractions thereof, as shall permit the net asset value per share of that class to remain constant.

                        "(11)  The Corporation may
         issue shares of stock in fractional
         denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of stock having proportionately to the respective fractions represented thereby all the rights of whole shares, including, without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the
         Corporation, but excluding the right to
         receive a stock certificate representing fractional shares.

                        "(12)  No stockholder shall be
         entitled to any preemptive right other than as the Board of Directors may establish."

         (b)  by striking out Article SIXTH of the articles

of incorporation and inserting in lieu thereof the

following:

              "SIXTH:  The Corporation has eight
         directors. The number of directors of the Corporation may be changed pursuant to the Bylaws of the Corporation."

and



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

         (c)  by striking out Article SEVENTH of the

articles of incorporation and inserting in lieu thereof the

following:

              "SEVENTH:  The following provisions are
         inserted for the purpose of defining, limiting and regulating the powers of the Corporation and of the Board of Directors and stockholders.

                           "(a)  In addition to its
         other powers explicitly or implicitly granted under these Articles of Incorporation, by law or otherwise, the Board of Directors of the
         Corporation:

                              "(i)  is expressly
         authorized to make, alter, amend or repeal the By-Laws of the Corporation;

                              "(ii)  may from time to
         time determine whether, to what extent, at what times and places, and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or document of the Corporation except as conferred by statute or as authorized by the Board of Directors of the Corporation;

                              "(iii)  Is empowered to
         authorize, without stockholder approval, the issuance and sale from time to time of shares of stock of the Corporation whether now or hereafter authorized;

                              "(iv)  is authorized to
         classify or to reclassify, from time to time, any unissued shares of stock of the Corporation, whether now or hereafter authorized, by setting, changing or eliminating the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and conditions of or rights to require redemption of the stock. The provisions of these Articles of Incorporation (including


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         those in Article FIFTH hereof) shall apply to
         each class of stock unless otherwise provided by the Board of Directors prior to issuance of any shares of that class; and

                              "(v)  is authorized to
         adopt procedures for determination of and to maintain constant the net asset value of shares of any class of the Corporation's stock.

                           "(b)  Notwithstanding any
         provision of the Maryland General Corporation
         Law requiring a grater proportion than a majority of the votes of all classes or of any class of the Corporation's stock entitled to be cast in order to take or authorize any action, any such action may be taken or authorized upon the concurrence of a majority of the aggregate number of votes entitled to be cast thereon subject to any applicable requirements of the Investment Company Act of 1940, as from time to time in effect, or rules or orders of the Securities and Exchange
         Commission or any successor thereto.

                           "(c)  The presence in person
         or by proxy of the holders of shares entitled to cast one-third of the votes entitled to be cast (without regard to class) shall constitute a quorum at any meeting of the stockholders, except with respect to any matter which, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more classes of stock, in which case the presence in person or by proxy of the holders of shares entitled to cast one-third of the votes entitled to be cast by each class entitled to vote as a class on the matter shall constitute a quorum.

                           "(d)  Any determination made
         in good faith by or pursuant to the direction of the Board of Directors, as to the amount of the assets, debts, obligations, or liabilities of the Corporation as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating such reserves or charges, as to the use, alteration or cancellation of any reserves or charges (whether or not any debt,


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         obligation, or liability for which such
         reserves or charges shall have been created shall be then or thereafter required to be paid or discharged), as to the value of or the method of valuing any investment owned or held by the Corporation, as to market value or fair value of any investment or fair value of any other asset of the Corporation, as to the allocation of any asset of the Corporation to a particular class or classes of the Corporation's stock, as to the charging of any liability of the Corporation to a particular class or classes of the Corporation's stock, as to the number of shares of the Corporation outstanding, as to the estimated expense to the Corporation in connection with purchases of its shares, as to the ability to liquidate investments in orderly fashion, or as to any other matters relating to the issue, sale, redemption or other acquisition or disposition of investments or shares of the Corporation, shall be final and conclusive and shall be binding upon the Corporation and all holders of its shares, past, present and future, and shares of the Corporation are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid."

      II.  The foregoing charter amendments were duly

advised by the entire Board of Directors and approved by the stockholders of the Corporation.

     III.  A description, as amended, of each class of stock

of the Corporation, including the preferences, conversion

and other rights, voting powers, restrictions, limitations

as to dividends, qualifications, and terms and conditions of redemption, is included in the charter as so amended.

      IV.  The Corporation desires to restate its charter as

so amended.

       V.  The charter as so amended is restated as follows:



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              "FIRST:   (1)   The name of the incorporator
         is Donna L. Schaeffer.

                       "(2)   The incorporator's post office
         address is Wall Street Plaza, New York, New York
         10005.

                       "(3)   The incorporator is over
         eighteen years of age.

                       "(4)   The incorporator is forming
         the corporation named in these Articles of Incorporation under the general laws of the State of Maryland.

              "SECOND:  The name of the corporation
         (hereinafter called the "Corporation") is Alliance
         New Europe Fund, Inc.

              "THIRD:   (1)   The purposes for which the
         Corporation is formed is to conduct, operate and carry on the business of an investment company registered under the Investment Company Act of 1940. The Corporation shall have all of the powers granted to corporations by the Maryland General Corporation Law now or hereafter in force.

              "FOURTH: The post office address of the principal office of the Corporation within the State of Maryland is 32 South Street, Baltimore,
         Maryland 21202 in care of The Corporation Trust,
         Incorporated.

                        The resident agent of the
         Corporation in the State of Maryland is The
         Corporation Trust, Incorporated, 32 South Street,
         Baltimore, Maryland 21202.

              "FIFTH:   (1) The total number of shares
         of capital stock which the Corporation shall have authority to issue is One Hundred Million
         (100,000,000), all of which shall be Common
         Stock having a par value of one cent ($.01) per share and an aggregate par value of One
         Million Dollars ($1,000,000). Until such time as the Board of Directors shall provide otherwise in accordance with paragraph (a)(vi) of Article SEVENTH hereof, Fifty Million
         (50,000,000) of the authorized shares of Common Stock of the Corporation are designated as Class A Common Stock and Fifty Million


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

         (50,000,000) of such shares are designated as Class B Common Stock. Each share of Common
         Stock previously issued and outstanding on the date that these amendments become effective shall be changed into a share of Class A
         Common Stock.

                        "(2)  As more fully set forth
         hereafter, the assets and liabilities and the income and expenses of each class of the Corporation's stock may be determined separately and, accordingly, the net asset value, the dividends payable to holders, and the amounts distributable in the event of dissolution of the Corporation to holders of shares of the Corporation's stock may vary from class to class. Except for these differences and certain other differences hereafter set forth, each class of the Corporation's stock shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of and rights to require redemption.

                        "(3)  All consideration
         received by the Corporation for the issue or sale of shares of a class of the Corporation's stock, together with all funds derived from any investment and reinvestment thereof and, in the case of Class A Common Stock, all assets attributable to shares of Class A
         Common Stock into which shares of Class B
         Common Stock have been converted, shall
         irrevocably belong to that class for all purposes, subject only to the automatic conversion of Class B Common Stock into Class
         A Common Stock and the rights of creditors, and shall be so recorded upon the books of account of the Corporation. Such consideration and assets attributable to shares that have been converted as well as any funds derived from any investment and reinvestment are herein referred to as "assets belonging to" that class. The assets belonging to the Class A Common Stock and the assets belonging to the Class B Common Stock shall be invested in the same investment portfolio of the Corporation. Income or gain from investments by the Fund and general expenses and liabilities of the Fund will be allocated to each class based on the net asset value of each class.

                        "(4)  The assets belonging to a
         class of the Corporation's stock shall be charged with the liabilities of the Corporation with respect to that class and with that class' share of the liabilities of the Corporation not attributable to any particular class, in the latter case in the proportion that the net asset value of that class (determined without regard to such liabilities) bears to the net asset value of all classes of the Corporation's stock
         (determined without regard to such
         liabilities). The determination of the Board of Directors shall be conclusive as to the allocation of liabilities, including accrued expenses and reserves, and assets to a particular class or classes.

                        "(5)  Shares of each class of
         stock shall be entitled to such dividends or distributions, in stock or in cash or both, as may be declared from time to time by the Board of Directors with respect to such class.
         Dividends or distributions shall be paid on shares of a class of stock only out of the assets belonging to that class. Specifically, and without limiting the generality of the foregoing, the dividends and distributions of investment income and capital gains with respect to the Class A Common Stock may vary from dividends and distributions of investment income and capital gains with respect to the Class B Common Stock to reflect differing allocations of expenses of the Corporation between the holders of the Class A Common
         Stock and the holders of the Class B Common
         Stock and any resultant differences between the net asset value of the Class A Common
         Stock and the net asset value of the Class B
         Common Stock, to such extent and for such purposes as the Board of Directors may deem appropriate. The Board of Directors may provide that dividends shall be payable only with respect to those shares of stock that have been held of record continuously by the stockholder for a specified period, not to exceed 72 hours, prior to the record date of the dividend.

                        "(6)  On each matter submitted
         to a vote of the stockholders, each holder of stock shall be entitled to one vote for each share standing in his name on the books of the Corporation. All holders of shares of stock shall vote as a single class except with respect to any matter which affects only one or more classes of stock, in which case only the holders of shares of the classes affected shall be entitled to vote. The holders of the Class A Common Stock shall have (i) exclusive voting rights with respect to provisions of any distribution plan adopted by the Corporation pursuant to Rule 12b-1 under the Investment Company Act of 1940 (a "Plan") applicable to the Class A Common stock and
         (ii) no voting rights with respect to
         provisions of any Plan applicable to the Class B Common Stock. The holders of the
         Class B Common Stock shall have (i) exclusive voting rights with respect to provisions of any Plan applicable to the Class B Common
         Stock and (ii) no voting rights with respect to provisions of any Plan applicable to the Class A Common Stock.

                        "(7)  In the event of the
         liquidation or dissolution of the Corporation, the stockholders of a class of the Corporation's stock shall be entitled to receive, as a class, out of the assets of the Corporation available for distribution to stockholders, the assets belonging to that class less the liabilities allocated to that class. The assets so distributable to the stockholders of a class shall be distributed among such stockholders in proportion to the number of shares of that class held by them and recorded on the books of the Corporation.
         In the event that there are any assets
         available for distribution that are not
         attributable to any particular class of stock, such assets shall be allocated to all classes in proportion to the net asset value of the respective classes.

                        "(8)(a)  Each holder of stock
         may require the Corporation to redeem all or any part of the stock owned by that holder, upon request to the Corporation or its designated agent, at the net asset value of the shares of stock next determined following receipt of the request in a form approved by the Corporation and accompanied by surrender of the certificate or certificates for the shares, if any, less the amount of any applicable redemption charge or deferred sales charge imposed by the Board of Directors (to the extent consistent with applicable law).
         The Board of Directors may establish
         procedures for redemption of stock. The right of a holder of stock redeemed by the Corporation to receive dividends thereon and all other rights with respect to the shares shall terminate at the time as of which the redemption price has been determined, except the right to receive the redemption price and any dividend or distribution to which that holder had become entitled as the record stockholder on the record date for that dividend.

                           "(b)  The proceeds of the
         redemption of a share of the Class B Common
         Stock (including a fractional share) shall be reduced by the amount of any applicable contingent deferred sales charge payable on such redemption.

                           "(c)(i)  The term "Minimum
         Amount" when used herein shall mean Two
         Hundred Dollars ($200) unless otherwise fixed by the Board of Directors from time to time, provided that the Minimum Amount may not in any event exceed Twenty-Five Thousand Dollars
         ($25,000).  The Board of Directors may
         establish differing Minimum Amounts for
         categories of holders of stock based on such criteria as the Board of Directors may deem appropriate.

                              "(ii)  If the net asset
         value of the shares of a class of stock held by a stockholder shall be less than the Minimum Amount then in effect with respect to the category of holders in which the stockholder is included, the Corporation may redeem all of those shares, upon notice given to the holder in accordance with paragraph

         (iii) of this subsection (c), to the extent that the Corporation may lawfully effect such redemption under the laws of the State of Maryland.

                              "(iii)  The notice
         referred to in paragraph (ii) of this
         subsection (c) shall be in writing personally delivered or deposited in the mail, at least thirty days (or such other number of days as may be specified from time to time by the Board of Directors) prior to such redemption.
         If mailed, the notice shall be addressed to the stockholder at his post office address as shown on the books of the Corporation, and sent by first class mail, postage prepaid.
         The price for shares acquired by the
         Corporation pursuant to this subsection (c) shall be an amount equal to the net asset value of such shares.

                           "(d)  Payment by the
         Corporation for shares of stock of the
         Corporation surrendered to it for redemption shall be made by the Corporation within seven days of such surrender out of the funds legally available therefor, provided that the Corporation may suspend the right of the stockholders to redeem shares of stock and may postpone the right of those holders to receive payment for any shares when permitted as required to do so by applicable statutes or regulations. Payment of the aggregate price of shares surrendered for redemption may be made in cash or, at the option of the Corporation, wholly or partly in such portfolio securities of the Corporation as the Corporation shall select.

                        "(9)(a)  Each share of the
         Class B Common Stock, other than a share purchased through the automatic reinvestment of a dividend or a distribution with respect to the Class B Common Stock, shall be converted automatically, and without any action or choice on the part of the holder thereof, into shares of the Class A Common
         Stock on the date that is the first
         Corporation business day in the month
         following the month in which the eighth
         anniversary date of the date of issuance of the share falls (the "Conversion Date").

                           "(b)  Each share of Class B
         Common Stock purchased through the automatic reinvestment of a dividend or a distribution with respect to the Class B Common Stock shall be segregated in a separate sub-account on the stock records of the Corporation for each of the holders of record thereof. On any Conversion Date, a number of the shares held in the sub-account of the holder of record of the share or shares being converted, calculated in accordance with the next following sentence, shall be converted automatically, and without any action or choice on the part of the holder, into shares of the Class A Common Stock. The number of shares in the holder's sub-account so converted shall bear the same relation to the total number of shares maintained in the sub-account on the Conversion Date (immediately prior to conversion) as the number of shares of the holder converted on the Conversion Date pursuant to paragraph (9)(a) hereof bears to the total number of shares of the Class B
         Common Stock of the holder on the Conversion
         Date (immediately prior to conversion) not purchased through the automatic reinvestment of dividends or distributions with respect to the Class B Common Stock.

                           "(c)  The number of shares
         of the Class A Common Stock into which a share of the Class B Common Stock is converted pursuant to paragraph (9)(a) and (9)(b) hereof shall equal the number (including for this purpose fractions of a share) obtained by dividing the net asset value per share of the Class B Common Stock for purposes of sales and redemptions thereof on the Conversion Date by the net asset value per share of the Class A
         Common Stock for purposes of sales and
         redemptions thereof on the Conversion Date.

                           "(d)  On the Conversion
         Date, the shares of the Class B Common Stock converted into shares of the Class A Common
         Stock will cease to accrue dividends and will no longer be deemed outstanding and the rights of the holders thereof (except the right to receive the number of shares of Class A Common
         Stock into which the shares of Class B Common
         Stock have been converted and declared but unpaid dividends to the Conversion Date) will cease. Certificates resulting from the conversion need not be issued until certificates representing shares of the
         Class A Common Stock converted, if issued, have been received by the Corporation or its agent duly endorsed for transfer.

                        "(10)  For the purpose of
         allowing the net asset value per share of a class of the Corporation's stock to remain constant, the Corporation shall be entitled to declare and pay and/or credit as dividends daily the net income (which may include or give effect to realized and unrealized gains and losses, as determined in accordance with the Corporation's accounting and portfolio valuation policies) of the Corporation attributable to the assets belonging to that class. If the amount so determined for any day is negative, the Corporation shall be entitled, without the payment of monetary compensation but in consideration of the interest of the Corporation and its stockholders in maintaining a constant net asset value per share of that class, to redeem pro rata from all the holders of record of shares of that class at the time of such redemption (in proportion to their respective holdings thereof) sufficient outstanding shares of that class, or fractions thereof, as shall permit the net asset value per share of that class to remain constant.

                        "(11)  The Corporation may
         issue shares of stock in fractional
         denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of stock having proportionately to the respective fractions represented thereby all the rights of whole shares, including, without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the
         Corporation, but excluding the right to
         receive a stock certificate representing fractional shares.

                        "(12)  No stockholder shall be
         entitled to any preemptive right other than as the Board of Directors may establish.

              "SIXTH:   The Corporation has eight directors.
         The number of directors of the Corporation may be changed pursuant to the Bylaws of the Corporation.

              "SEVENTH:  The following provisions are
         inserted for the purpose of defining, limiting and regulating the powers of the Corporation and of the Board of Directors and stockholders.

                   (a)  In addition to its other powers
              explicitly or implicitly granted under
              these Articles of Incorporation, by law
              or otherwise, the Board of Directors of
              the Corporation:

                        "(i)  is expressly authorized
                   to make, alter, amend or repeal the
                   By-Laws of the Corporation;

                        "(ii)  may from time to time
                   determine whether, to what extent,
                   at what times and places, and under
                   what conditions and regulations the
                   accounts and books of the
                   Corporation, or any of them, shall
                   be open to the inspection of the
                   stockholders, and no stockholder
                   shall have any right to inspect any
                   account, book or document of the
                   Corporation except as conferred by
                   statute or as authorized by the
                   Board of Directors of the
                   Corporation;

                        "(iii)  Is empowered to
                   authorize, without stockholder
                   approval, the issuance and sale from
                   time to time of shares of stock of
                   the Corporation whether now or
                   hereafter authorized;

                        "(iv)  is authorized to
                   classify or to reclassify, from time
                   to time, any unissued shares of
                   stock of the Corporation, whether
                   now or hereafter authorized, by
                   setting, changing or eliminating the
                   preferences, conversion or other
                   rights, voting powers, restrictions,
                   limitations as to dividends,
                   qualifications or terms and
                   conditions of or rights to require
                   redemption of the stock.  The
                   provisions of these Articles of
                   Incorporation (including those in
                   Article FIFTH hereof) shall apply to
                   each class of stock unless otherwise
                   provided by the Board of Directors
                   prior to issuance of any shares of
                   that class; and

                        "(v)  is authorized to adopt
                   procedures for determination of and
                   to maintain constant the net asset
                   value of shares of any class of the
                   Corporation's stock.

                   "(b)  Notwithstanding any provision
              of the Maryland General Corporation Law
              requiring a grater proportion than a
              majority of the votes of all classes or
              of any class of the Corporation's stock
              entitled to be cast in order to take or
              authorize any action, any such action may be taken or authorized upon the concurrence of a majority of the aggregate number of votes entitled to be cast thereon subject to any applicable requirements of the Investment Company
              Act of 1940, as from time to time in
              effect, or rules or orders of the
              Securities and Exchange Commission or any successor thereto.

                   "(c)  The presence in person or by
              proxy of the holders of shares entitled
              to cast one-third of the votes entitled
              to be cast (without regard to class)
              shall constitute a quorum at any meeting of the stockholders, except with respect to any matter which, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more classes of stock, in which case the presence in person or by proxy of the holders of shares entitled to cast one-third of the votes entitled to be cast by each class entitled to vote as a class on the matter shall constitute a quorum.

                   "(d)  Any determination made in good
              faith by or pursuant to the direction of the Board of Directors, as to the amount of the assets, debts, obligations, or liabilities of the Corporation as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating such reserves or charges, as to the use, alteration or cancellation of any reserves or charges
              (whether or not any debt, obligation, or liability for which such reserves or charges shall have been created shall be then or thereafter required to be paid or discharged), as to the value of or the method of valuing any investment owned or held by the Corporation, as to market value or fair value of any investment or fair value of any other asset of the Corporation, as to the allocation of any asset of the Corporation to a particular class or classes of the Corporation's stock, as to the charging of any liability of the Corporation to a particular class or classes of the Corporation's stock, as to the number of shares of the Corporation outstanding, as to the estimated expense to the Corporation in connection with purchases of its shares, as to the ability to liquidate investments in orderly fashion, or as to any other matters relating to the issue, sale, redemption or other acquisition or disposition of investments or shares of the Corporation, shall be final and conclusive and shall be binding upon the Corporation and all holders of its shares, past, present and future, and shares of the Corporation are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid."

              "EIGHTH:  (1)  To the full extent that
         limitations on the liability of directors and officers are permitted by the Maryland General
         Corporation Law, no director or officer of the

         Corporation shall have any liability to the Corporation or its stockholders for damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not that person is a director or officer at the time of any proceeding in which liability is asserted.

                       "(2)  The Corporation shall indemnify
         and advance expenses to its currently acting and its former directors to the fullest extent that indemnification of directors is permitted by the Maryland General Corporation Law. The Corporation shall indemnify and advance expenses to its officers to the same extent as its directors and may do so to such further extent as is consistent with law. The Board of Directors may by Bylaw, resolution or agreement make further provision for indemnification of directors, officers, employees and agents to the full extent permitted by the Maryland Corporation Law.

                       "(3)  No provision of this Article
         EIGHTH shall be effective to protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                       "(4)  References to the Maryland
         General Corporation Law in this Article EIGHTH are to that law as from time to time amended. No amendment to the charter of the Corporation shall affect any right of any person under this Article
         EIGHTH based on any event, omission or proceeding prior to the amendment.

              "NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation or in any amendment hereto in the manner now or hereafter prescribed by the laws of the State of Maryland, including any amendment which alters the contract rights, as expressly set forth in these Articles of Incorporation, of any outstanding stock, and all rights conferred upon stockholders herein are granted subject to this reservation."

    VI.  The provisions set forth in these Articles of

Amendment and Restatement constitute all of the provisions

of the charter currently in effect (after giving effect to

the foregoing charter amendments).

    VII. The restatement of the charter as so amended has

been approved by a majority of the entire Board of

Directors.  The Corporation has eight directors currently in office.  These directors are John D. Carifa, David H.

Dievler, Rodman L. Drake, W. H. Henderson, James D. Hodgson,

Stig Host, John C. West and Robert C. White.

    VIII. The current address of the principal office of the

Corporation and the name and address of the resident agent

of the Corporation are set forth in the charter as amended

and restated.

         IN WITNESS WHEREOF, Alliance New Europe Fund, Inc.,

has caused these presents to be signed in its name and on

its behalf by its Chairman and attested by its Secretary on

February 8, 1991.

                             ALLIANCE NEW EUROPE FUND, INC.


                             By /s/ David H. Dievler
                               ____________________________
                               David H. Dievler
                               Chairman

Attested:

[Seal]


/s/ Edmund P. Bergan, Jr.
_________________________

Edmund P. Bergan, Jr.
Secretary

         THE UNDERSIGNED, Chairman of Alliance New Europe

Fund, Inc., who executed on behalf of said Corporation the

foregoing Articles of Amendment and Restatement of which

this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing

Articles of Amendment and Restatement to be the corporate

act of said corporation and further certifies that, to the

best of his knowledge, information and belief, all matters

and facts set forth therein with respect to the approval

thereof are true in all material respects, under the

penalties of perjury.


                             /s/ David H. Dievler
                             ___________________________
                             David H. Dievler
                             Chairman

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